Exhibit 10.7

Schedule of the Owners of Company-Managed Texas Roadhouse Restaurants and the

Interests Held by Directors, Executive Officers and 5% Stockholders Who Are Parties to

Limited Partnership Agreements and Operating Agreements

As of December 28, 2010

Entity Name	Restaurant Location	Percentage of Holdings’ Interest	Actual Management Fee Charged	Percentage Owned by Executive Officers, Directors & 5% Stockholders
Texas Roadhouse of Billings, LLC	Billings, MT	5%	0.5%	57%
Roadhouse of Bossier City, LLC	Bossier City, LA	5%	0.5%	65%
Texas Roadhouse of Brownsville, Ltd.	Brownsville, TX	5.09%	0.5%	91.84%
Texas Roadhouse of Everett, LLC	Everett, MA	5%	0.5%	50%
Roadhouse of Fargo, LLC	Fargo, ND	5.05%	0.5%	88.89%
Roadhouse of Longmont, LLC	Longmont, CO	5%	0.5%	47.5%
Roadhouse of McKinney, Ltd.	McKinney, TX	5%	0.5%	62%
Roadhouse of New Berlin, LLC	New Berlin, WI	5%	0.5%	62%
Roadhouse of Omaha, LLC	Omaha, NE	5.49%	0.5%	79.67%
Texas Roadhouse of Port Arthur, Ltd.	Port Arthur, TX	5%	0.5%	91.5%
Roadhouse of Temple, Ltd.	Temple, TX	5%	0.5%	77%
Roadhouse of Wichita, LLC	Wichita, KS	5%	0.5%	55.1%